EX-10f

GREEN STAR ALTERNATIVE ENERGY, INC.

(a Nevada corporation)

ACTION OF THE

BOARD OF DIRECTORS

BY UNANIMOUS WRITTEN CONSENT

March 6, 2009

The undersigned, being all of the members of the Board of Directors of Green Star Alternative Energy, Inc., a Nevada corporation (the "Company"), do hereby take the following actions by unanimous written consent as of March 6, 2009 pursuant to §78.320 of the Nevada General Corporation Law and the provisions of the Company's By-laws which grant the authority to the Company's Board of Directors to adopt resolutions and actions by unanimous written consent in lieu of a meeting:

Approval of Promissory Note

WHEREAS: This Board of Directors acknowledges the receipt of $25,000 on March 6, 2009 as received from Jesse De Castro and this Board has reviewed the terms of that certain unsecured promissory note in the amount of $25,000 and payable to Jesse De Castro.

RESOLVED: This Board of Directors hereby authorizes and instructs the Company's officers to execute and deliver that certain unsecured promissory note in the amount of $25,000 and payable to Jesse De Castro.

General Authorization

RESOLVED: This Board of Directors hereby authorizes the Company's officers to take all other action that may be necessary or prudent to accomplish the authorizations and instructions set forth in the resolutions adopted in this Action.

Each of the following persons hereby affix their signature to this Action of the Board of Directors in their individual capacity as a Director of the Company.

Date: March 6, 2009

/s/ Jesse De Castro	/s/ Peter Gilcud
Jesse De Castro	Peter Gilcud

Green Star Alternative Energy Inc. Board Action: March 6, 2009	1